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                   CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of
GT Global Floating Rate Fund, Inc.


We consent to the inclusion in the Registration Statement on Form N-2 of our report dated March 21, 1997 on our audit of the statement of assets and liabilities of GT Global Floating Rate Fund, Inc. as of March 14, 1997. We also consent to the reference to our firm under the captions "Independent Accountants" and as "Experts" under the caption "Financial Statements."


                                         /s/ Coopers & Lybrand L.L.P.

                                         COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
September 29, 1997